EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Agri Bio-Sciences, Inc. on Form SB-2 of our report dated January 28, 2000 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts".

MALONE & BAILEY, PLLC
Houston, Texas

April 12, 2000